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                                 Exhibit 10.60

         WellPoint Health Networks Inc.'s Employee Stock Purchase Plan
               as Amended and Restated Effective January 1, 1998
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                         WELLPOINT HEALTH NETWORKS INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN

              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1998)


1.       Purpose

         The WellPoint Health Networks Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide an opportunity to participate in the ownership of Wellpoint Health Networks, Inc. (the "Company") for eligible employees of the Company and such other companies ("Participating Companies") as the Board of Directors of the Company (the "Board") or the Committee (as defined below) shall from time to time designate; provided that each such company shall qualify as a "parent corporation" or "subsidiary corporation" (a "Corporate Affiliate"), as defined in Section 425(e) and (f) of the Internal Revenue Code of 1986 (the "Code"), on the first day of the relevant Offering Period. It is further intended that the Plan shall qualify as an "employee stock purchase plan" as defined in Section 423 of the Code. The terms of this amendment and restatement of the Plan shall be effective for Offering Periods beginning on and after January 1, 1998.

2.       Administration

         (a) Administrative Body. The Plan shall be administered by a committee or committees (the "Committee") appointed by the Board. The Committee shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

         (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection 2(a), in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

3.       Effective Date and Term of Plan

         (a) Effective Date. Subject to 3(b), the Plan shall become effective on May 21, 1996.

         (b) Escrow Shares. Pending such further approval of the Plan by the Company's stockholders as the Committee shall deem advisable, all shares issued under the Plan shall be





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nontransferable and shall be held in escrow by the Company.  If the Company's stockholders approve the Plan within one year of the date of adoption of the Plan by the Board, the escrowed shares will thereafter be subject to the conditions described in Section 7(g) of the Plan. If the stockholders do not approve the Plan within such one year period, such shares shall be cancelled and the Company shall refund to participants the amount of payroll deductions collected with interest thereon at the rate equal to the rate for one-year Treasury bills immediately before the first day of the first Offering Period.

         (c) Termination of Plan. The Plan shall continue in effect until the date on which all shares available for issuance under the Plan shall have been issued unless earlier terminated pursuant to Section 9 or 10.

4.       Stock Subject to the Plan

         (a) Number of Shares. The stock subject to the Plan shall be shares of the common stock of the Company which are authorized but unissued or which have been reacquired (the "Common Stock"). In connection with the sale of shares under the Plan, the Company may repurchase shares of Common Stock in the open market. The aggregate amount of Common Stock which may be issued pursuant to the Plan shall not exceed 400,000 shares (subject to further adjustment thereafter as provided in 4(b)).

         (b) Adjustment. If any change is made in the Common Stock subject to the Plan, or subject to any purchase right granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Committee shall make appropriate adjustments as to (i) the class and maximum number of shares subject to the Plan, (ii) the class and maximum number of shares purchasable by each participant per Offering Period, and (iii) the class and number of shares and price per share of stock subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

         (c) Corporate Affiliate Stock. Subject to such limits, regulatory approvals and stockholder approvals as the Committee determines to be necessary, Common Stock issuable under the Plan may include the stock of a Corporate Affiliate.

5.       Offering Periods

         (a) Terms of Offering Period. Common Stock shall be offered for purchase under the Plan through a series of successive Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been issued pursuant to purchase rights granted under the Plan or (ii) the Plan shall have been sooner terminated in accordance with Article 9 or 10. The Committee shall determine, in its discretion, the length of each Offering Period and may provide for more than one "Purchase Period" within each Offering Period, in which case the purchase right for such Offering Period shall be exercised in successive installments on the last business day of each Purchase Period within the Offering Period, but no more frequently than quarterly. No Offering Period shall have a term exceeding 27 months.





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         (b)     Initial Offering Periods.  The initial Offering Period under the Plan will begin on such date as the Board or Committee shall specify and end on December 31, 1996. Unless the Committee otherwise determines, subsequent Offering Periods will begin on the first business day, and end on the last business day, of each calendar year that begins thereafter.

         (c) Purchase Rights. Each participant shall be granted a separate purchase right for each Offering Period in which the individual participates. The purchase right shall be granted on the first day of such Offering Period and shall be automatically exercised on the last day of the Offering Period or in installments on the last day of each separate Purchase Period authorized within such Offering Period.

6.       Eligibility and Participation

         (a) General Rules. Each employee of the Company or any of the Participating Companies shall be an eligible employee, provided that an employee whose terms of employment are subject to the terms of a collective bargaining agreement shall not be an eligible employee if and for such period of time as the union representing a collective bargaining unit of which any employee is a member chooses, on behalf of the members of such unit, not to participate in the Plan. An employee may participate in an Offering Period if the employee (i) has become an eligible employee before the first day of the Offering Period, (ii) has completed any minimum service requirement that may be specified by the Committee for such Offering Period (or in the case of an employee whose terms of employment are subject to the terms of a collective bargaining agreement, any probationary period specified therein for participation in the Plan), not to exceed two years, and (iii) remains an eligible employee on the first day of the Offering Period. Eligible employees may become participants with respect to an Offering Period by executing such instruments as the Committee may specify and delivering them to such persons and at such time prior to the first day of that Offering Period as the Committee may specify.

         (b) Five Percent Owner. Under no circumstances shall purchase rights be granted under the Plan to any employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

7.       Purchase Rights

         Purchase rights shall be evidenced by instruments in such form as the Committee may from time to time approve, and shall conform to the following terms and conditions:

         (a) Purchase Price. The Purchase Price per share of each share purchased on any date within an Offering Period shall be the lower of (i) a percentage specified by the Committee (but not less than eighty-five percent (85%)) of the fair market value per share of the Company's Common Stock on the first day of the Offering Period, or (ii) a percentage specified by the Committee (but not less than eighty-five percent (85%)) of the fair market value per share of the Company's Common Stock on the purchase date.





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         (b)     Fair Market Value.  For purposes of the Plan, the fair market value per share of the Company's Common Stock on any day shall be the closing price on that date as recorded by the Wall Street Journal in the New York Stock Exchange Composite Transactions, or on the next regular business date on which shares of the Common Stock are traded in the event that no shares of the Common Stock have been traded on the relevant day. If such exchange shall cease to be the primary exchange or market for the Company's Common Stock, fair market value shall be determined based on the closing price (or, if not available, the mean between the high and low selling or bid and asked prices) as reported for the exchange or market that the Committee determines to be the primary market for such Common Stock.

         (c) Payroll Deductions. Payment for Common Stock under the Plan shall be effected by means of the participant's authorized payroll deductions or such other means as the Committee may authorize. Such deductions shall begin with the first pay day following the commencement of the Offering Period and shall (unless sooner terminated by the participant) remain in effect for successive Offering Periods. The Committee may permit participants to elect payroll deductions pursuant to one or either of the following methods:

                          (i) Flat Dollar Amount. A participant may elect a flat dollar amount per biweekly payroll check, to be contributed to the Plan. The minimum contribution is $20 per payroll check. The maximum contribution is $21,250 per year. A participant may also make a separate election to contribute to the Plan a specified dollar amount from annual scheduled bonus payments made in the month of March.

                          (ii) Percentage of Compensation. A participant may elect a percentage of the participant's compensation paid during the Offering Period, in one percent (1%) increments (not to exceed fifteen percent (15%)), to be contributed to the Plan. Compensation for this purpose means the participant's total compensation, which includes regular base earnings paid by a Participating Company, sales commissions, overtime, bonuses and incentive payments, and elective contributions that are not includible in income under Sections 125, 402(a)(8), 401(h) or 403(b) of the Code.

         (d) Number of Shares. On the first day of any Offering Period, a participant shall be granted a purchase right to purchase up to a fixed number of shares of Common Stock determined as of such date by dividing the total amount anticipated to be collected pursuant to Section 7(c), together with any amount carried over from the preceding Offering Period, by one hundred percent (100%) of the fair market value of the Company's Common Stock on the first day of the Offering Period and multiplying the result by a constant number, not to exceed one and one-half (1-1/2), specified by the Committee for such Offering Period. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock on the next purchase date.

         (e) Termination of or Changes to Payroll Deductions. Unless a participant has irrevocably elected otherwise, the participant may terminate payroll deductions at any time by





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filing the appropriate form with the Committee.  Such termination will become effective on the first day of the first full payroll period following the filing of such form. Any payroll deductions previously collected from the participant and not previously applied to the purchase of Common Stock during that Offering Period shall, at the participant's election, immediately be refunded or held for the purchase of shares on the next purchase date immediately following such termination. If no such election is made, then such funds shall be refunded as soon as possible after the purchase date. Prior to the commencement of any new Offering Period, a participant may resume, increase or decrease payroll deductions by filing the appropriate form with the Committee. The new payroll deduction shall become effective on the first day of the first Offering Period following the filing of such form. Distribution of Common Stock held in a participant's account shall be distributed pursuant to Section 7(g).

         (f) Termination of Employment. If a participant ceases to be employed by the Company or a Participating Company for any reason, including death or disability, prior to the end of an Offering Period, the participant's purchase right shall terminate, and any payroll deductions previously collected from the participant and not previously applied to the purchase of Common Stock during that Offering Period shall immediately be paid to the participant or the participant's personal representative. The Committee may provide, on a uniform basis with respect to any Offering Period, that an employee who is on a leave of absence will be deemed to have terminated employment after a specified period.

         (g)     Transfer Restrictions on Shares.

                 (i) Restrictions and Escrow. The Committee may determine, in its discretion, that shares of Common Stock acquired under the Plan during an Offering Period shall not be transferable by the participant, other than by reason of death or such other reasons as the Committee may specify, for a period not to exceed one (1) year following the purchase date. If the Committee does so determine, shares so acquired shall be held in escrow by the Company until such transfer restrictions lapse. The Committee may also provide with respect to any Offering Period, that in the event that a participant attempts to transfer shares held in escrow on his or her behalf or terminates employment with the Company or Participating Company while shares are held in escrow on his or her behalf, the Company shall have an automatic right to repurchase, unless such repurchase is prohibited or restricted by law, such shares, for an amount equal to the lesser of (i) the price paid for the shares by the participant, or (ii) the fair market value (determined in accordance with Section 7(b)) of the shares on the date of repurchase.

                 (ii) Additional Shares and Dividends. In the event of any stock dividend, stock split, recapitalization, reorganization or other change in corporate structure effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of such transaction distributed with respect to any escrowed shares shall be reinvested in shares of Common Stock under the Plan, and shares purchased pursuant to such reinvestment shall be immediately subject to the above transfer and escrow provisions to the same extent the previously escrowed shares are at the time. All regular cash dividends on shares or other securities at the





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time held on behalf of a participant shall be reinvested in shares of Common
Stock under the Plan.

         (h) Proration of Purchase Rights. If the total number of shares of Common Stock for which purchase rights are to be granted on any date in accordance with the terms of the Plan exceed the number of shares then remaining available under the Plan (after deduction of all shares for which purchase rights have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available in as near as uniform a manner as shall be practicable and as it shall deem equitable. The Committee shall give written notice of such allocation to each participant affected thereby.

         (i) Exercise. Each purchase right shall be exercised automatically on the purchase date for the full number of purchasable shares, unless the purchase right has been previously terminated pursuant to Section 7(e) or 7(f).

         (j) Assignability. Subject to Section 8, purchase rights under the Plan shall not be assignable or transferable by the participant other than by will or by the laws of descent and distribution and during the life of the participant shall be exercisable only by the participant.

         (k) Rights as Stockholder. A participant shall have no rights as a stockholder with respect to shares covered by any purchase right granted under the Plan until the purchase right is exercised. No adjustments will be made for dividends or other rights for which the record date is prior to the date of exercise.

         (l) Accrual Limitations. No purchase right shall permit the rights of a participant to purchase stock under all "employee stock purchase plans" (as defined in Section 423 of the Code) of the Company or a Corporate Affiliate to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time.

         (m)     Regulatory Approval.   The implementation of the Plan, the
granting of any purchase right under the Plan, and the issuance of Common Stock upon the exercise of any such purchase right shall be subject to the Company's compliance with all applicable requirements of the Securities Act of 1933, all applicable listing requirements of any securities exchange on which the Common Stock is listed and all other applicable requirements established by law or regulation.

         (n) Other Provisions. Instruments evidencing purchase rights may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable.

8.       Designation of Beneficiary

         A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, credited on behalf of the participant under the Plan in the event of such participant's death. Such designation of beneficiary may be changed by the participant at any time by filing





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the appropriate form with the Committee.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company shall deliver such shares and/or cash to the participant's spouse or if no spouse is living, to the children of the participant in equal shares.

9.       Corporate Transactions

         (a) Termination. In the event of the disposition of all or substantially all of the assets or outstanding capital stock of the issuer of the Common Stock by means of a sale, merger, reorganization, or liquidation (a "Corporate Transaction"), each purchase right under this Plan, unless assumed pursuant to a written agreement by the successor corporation or a parent or subsidiary thereof, will automatically be exercised immediately prior to the consummation of the Corporate Transaction as if such date were the last purchase date of the Offering Period. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

         (b) Corporate Structure. The grant of purchase rights under this Plan will in no way affect the right of the issuer of Common Stock to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

10.      Amendment and Termination

         (a) Amendment. The Board may from time to time alter, amend, suspend, or discontinue the Plan with respect to any shares at any time not subject to purchase rights; provided, however, that no such action of the Board may, without the approval of stockholders of the Company, (i) increase the number of shares subject to the Plan (unless necessary to effect the adjustments required under Section 4(b)), or (ii) make any other change with respect to which the Board determines that stockholder approval is required by applicable law or regulatory standards.

         (b) Termination. The Board shall have the right, exercisable in its sole discretion, to terminate the Plan immediately following any purchase date. Should the Board elect to exercise such right, then no further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected under the Plan.

11.      No Employment Obligation

         Nothing contained in the Plan (or in any purchase right granted pursuant to the Plan) shall confer upon any employee any right to continue in the employ of the Company or any Corporate Affiliate or constitute any contract or agreement of employment or interfere in any way with the right of the Company or a Corporate Affiliate to reduce such employee's compensation from the rate in existence at the time of the granting of a purchase right or to terminate such employee's employment at any time, with or without cause. However, nothing contained herein or in any





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purchase right shall affect any contractual rights of an employee pursuant to a written employment agreement.

12.      Governing Law

         To the extent not otherwise governed by federal law, the Plan and its implementation shall be governed by and construed in accordance with the laws of the State of California.





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